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Exhibit 4.9

FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE
20001250982 C $100.00 SECRETARY OF STATE 12-22-2000 10:19:27

COMBINED

CERTIFICATE OF LIMITED PARTNERSHIP

AND

REGISTRATION STATEMENT

FOR

COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.

        Pursuant to section 7-62-201 of the Colorado Uniform Limited Partnership Act of 1981 and section 7-64-1002 of the Colorado Uniform Partnership Act (1997), Coors Worldwide, Inc., a Colorado corporation, as the general partner of Coors International Market Development, L.L.L.P. (the "Partnership"), hereby states and certifies as follows:

        1.     The name of the Partnership is Coors International Market Development, L.L.L.P.

        2.     The name and address of the Partnership's registered agent are as follows:

      M. Caroline Turner
      311 10th Street NH311
      Golden, Colorado 80401

        3.     The name and mailing address of the sole general partner of the Partnership is as follows:

      Coors Worldwide, Inc.
      c/o Coors Brewing Company
      311 10th Street NH311
      Golden, Colorado 80401

        4.     There are at least two partners in the Partnership, at least one of whom is a limited partner.

        5.     In any case not provided for by the Colorado Uniform Limited Partnership Act of 1981 (article 62 of title 7 of Colorado Revised Statutes), the Partnership elects to be governed by the Colorado Uniform Partnership Act (1997) (article 64 of title 7 of Colorado Revised Statutes).

        6.     The address of the Partnership's chief executive office is as follows:

      311 10th Street
      Golden, Colorado 80401

        7.     The Partnership hereby declares that it is a limited liability limited partnership organized under Colorado law.

        This Combined Certificate of Limited Partnership and Registration Statement has been executed under penalties of perjury on the dates set forth below.

GENERAL PARTNER:
COORS WORLDWIDE, INC.		Dated: December 21, 2000
By:	/s/ ANNITA M. MENOGAN
Name:	ANNITA M. MENOGAN
Title:	Assistant Secretary

FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE
	Secretary of State Corporations Section	For office use only 003
20011145506 C $5.00 SECRETARY OF STATE 07-24-2001 10:44:27
MUST BE TYPED FILING FEE: $5.00 MUST SUBMIT TWO COPIES	dllp-20001250982
Please include a typed self addressed envelope	STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH
Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of: Colorado submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:
FIRST:	The name of the corporation, limited partnership or limited liability company is: COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
SECOND:	Street address of current REGISTERED OFFICE is: 311 10th St. NH311, Golden, CO 80401
and if changed, the new street address is: 1560 Broadway, Denver, Colorado 80202
THIRD:	The name of its current REGISTERED AGENT is: Caroline M. Turner and if changed, the new registered agent is: Corporation Service Company
Signature of New Registered Agent By: /s/ CHRISTINE J. GATES Christine J. Gates, AVP
Principal place of business 311 10th Street, Mail Stop #BC 541, PO Box 467 Golden, CO, 80401
The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.
FOURTH:	If changing the principal place of business address ONLY, the new address is: [BLANK]
Signature	/s/ ANNITA M. MENOGAN
Title:	Annita M. Menogan, Assistant Secretary

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COMBINED CERTIFICATE OF LIMITED PARTNERSHIP AND REGISTRATION STATEMENT FOR COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.